UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 5, 2007

                             Global Gold Corporation

             (Exact name of registrant as specified in its charter)

          Delaware                   02-69494                13-3025550
          --------                   --------                ----------
  (State or other jurisdiction      (Commission                  (IRS
        of incorporation)           File Number)          Identification No.)


           45 East Putnam Avenue, Greenwich, CT                 06830
         ----------------------------------------              -----
         (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (203) 422-2300

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Global Gold Corporation (the "Company") has entered into agreements with members of the Quijano family by which the Company has the option to earn a 51% interest in the Madre de Dios property in south central Chile, near Valdivia. The mineral concessions were acquired by the joint venture partner, by map staking and Ministerial approval. The agreements, dated August 9, 2007 and August 19, 2007, were subject to confidentiality provisions. The Company has retained Scott Wilson Roscoe Postle, a leading independent geological and mining consulting firm to conduct a property review. After preliminary due diligence, the Company made the first 250,000 euro payment toward the acquisition and paid government fees on September 5 and 6, 2007.

The acquisition is subject to final documentation and further due diligence to be completed by October 14, 2007. Key agreement terms include: A 500,000 euro deposit, (of which 250,000 euros was released on Sept. 5, 2007); provided the subsequent due diligence is also satisfactorily completed, the additional 250,000 euros will be released on or before October 1, 2007; if the Company elects to continue, a joint venture company will be formed with equity interests at 51%-49% in favor of the Company (including 3 directors two of whom will be appointed by the Company); also upon formation of the joint venture company and transfer of properties, the payment of an additional 500,000 euros will be made; the Company commits to finance at least one plant and mining operation within 6 months as well as a mutually agreed exploration program to establish proven reserves; if that is successful, two additional plants/operations will be financed within a year; from the profits of the joint venture, the Company will pay its partner an extra share based on the following scale of 28 million euros for (a) 5 million ounces of gold produced in 5 years or (b) 5 million ounces of gold proven as reserves according to Canadian 43-101 standards in 5 years, (if production is only 2.5 million ounces in 5 years, the extra profit share totals only 14 million euros, and if production in 5 years is 10 million ounces of gold the extra profit share would total 56 million euros), all as described in the exhibits, 10.3 and 10.4, below.

Item 8.01 Other Events

Consistent with the applicable confidentiality agreement terms, on September 7, 2007, the Company issued a press release announcing that the Company has entered into agreements with members of the Quijano family by which the Company has the option to earn a 51% interest in the Madre de Dios property in south central Chile, near Valdivia.

A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.



Item 9.01 Exhibits

     Exhibit No.   Description

     10.3 Material Contract - Madre de Dios Mining Property Joint Venture and Options for Chiloe and Ipuin Island Properties Agreement dated as of August 9, 2007.

     10.4 Material Contract - (Unofficial English Translation) Commitment to Contribute Mining Concession to a Contractual Mining Company dated as of August 19, 2007.

     99.1          Press release on September 7, 2007, by Global Gold Corp.
                   Announcing The Acquisition of a 20 Thousand Plus Hectare Placer and Hard Rock Gold Property in Chile.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           Dated: September 7, 2007                    Global Gold Corporation

                                                By:    /s/Van Z. Krikorian
                                                       ---------------------
                                                Name:  Van Z. Krikorian

                                                Title: Chairman and Chief
                                                       Executive Officer